UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2009
Ferro Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 216-641-8580
Not Applicable
Former name or former address, if changed since last report
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2

Item 1.01. Entry into a Material Definitive Agreement.
Information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of Registrant.
     On October 26, 2009, Ferro Corporation (the “Company”) amended its credit facility by entering into the Second Amended and Restated Credit Agreement and the Amendment and Restatement and Resignation and Appointment Agreement among the Company; Credit Suisse, Cayman Islands Branch, as term loan administrative agent; PNC Bank, National Association, as revolving loan administrative agent; National City Bank, as collateral agent; and various other financial institutions (collectively referred to as the “Amended and Restated Credit Agreement”), the effectiveness of which is conditioned upon among other things, receipt of gross proceeds of at least $150.0 million from an offering of common stock (the “Equity Offering”). The Amended and Restated Credit Agreement extends the maturity of the revolving commitments through June 6, 2012. Pursuant to the Amended and Restated Credit Agreement, $100 million of revolving loans are being converted into new term loans also maturing on June 6, 2012. The new term loans will have terms substantially similar to the existing term loans.
     In addition, upon becoming effective, the Amended and Restated Credit Agreement will, among other things:
1. Modify the maximum permitted leverage ratio. The maximum permitted leverage ratio will vary by fiscal quarter from 3.50:1 to 5.75:1 over the remaining term of the credit facility.
2. Modify the minimum permitted fixed charge coverage ratio. The minimum permitted fixed charge coverage ratio will vary by fiscal quarter from 1.0:1 to 1.1:1 over the remaining term of the credit facility.
3. Delete the minimum EBITDA covenant.
4. Require application of the net proceeds from the Equity Offering in excess of $50 million, after the payment of fees and expenses payable by us in connection with entering into the Amended and Restated Credit Agreement, to be applied to repay term loans outstanding under the credit facility.
5. Modify the Company’s obligations to apply the net proceeds of dispositions to repay outstanding revolving loans and term loans outstanding under the credit facility.
6. Step down the portion of the annual excess cash flow required to be used to repay outstanding loans under the credit facility depending on the leverage ratio.
7. Increase to a maximum of $50 million the amount of indebtedness the Company’s foreign subsidiaries may incur if the total leverage ratio is 3.50:1 or less.

8. Allow payment of dividends to holders of series A preferred shares of up to $513,000 for accrued dividends and $170,000 for future quarterly payments.
9. Eliminate the cap on the amount of cash the Company may deliver to secure its obligations arising under precious metal leases.
10. Limit the amount of cash or cash equivalents the Company and its subsidiaries may hold.
The foregoing summary is qualified in its entirety by reference to the text of the Second Amended and Restated Credit Agreement and the Amendment and Restatement and Resignation and Appointment Agreement, which are filed as Exhibits 10.1 and 10.2 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit 10.1: Second Amended and Restated Credit Agreement

Exhibit 10.2: Amendment and Restatement and Resignation and Appointment Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation
October 26, 2009	By:	/s/ Sallie B. Bailey
		Name:	Sallie B. Bailey
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement

10.2	Amendment and Restatement and Resignation and Appointment Agreement